EXHIBIT 3(i)(2)

FILED # C 7460-87
DEC 08 2000
IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                             ARTICLES OF MERGER FOR

                                CORVALLIS, INC.,

                              A NEVADA CORPORATION

      Pursuant to the provisions of Art. 5.04 of the Texas Business Corporation Act, Corvallis, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of USAOneStar.Net, Inc., a Texas corporation ("USAOneStar"), with and into the Corporation:

      FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

Name                              Place of Incorporation
----                              ----------------------
Corvallis, Inc.                   Nevada

USAOneStar.Net, Inc.              Texas

      SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and USAOneStar, has been adopted by the Board of Directors of the Corporation and USAOneStar.

      THIRD: The approval of the shareholders of the Corporation and USAOneStar was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                Type of Shares           Number of Shares Outstanding
------                ----------------         ----------------------------
Corvallis, Inc.       Common                   1,505,000

USAOneStar.Net, Inc.  Common                   1,000,000

      The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                 Type of Shares       For           Against
------                 ----------------     ---           ---------------
Corvallis, Inc.        Common               834,345       0

USAOneStar.Net, Inc.   Common               1,000,000     0

      FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

      FIFTH: Pursuant to the provisions of Art. 5.01 B(5)D(1), of the Texas Business Corporation Act, the Corporation's registered agent in the State of Texas is the Secretary of State of the State of Texas, whose address is PO Box 13697, Austin, Texas 78711-2697. The corporation hereby consents to the service of process on it in accordance with the provisions of Art. 5.01 B(5)D(1) of the Texas Business Corporation Act.

      SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

      SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

      EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

      DATED this 31th day of October 2000.

                         CORVALLIS, INC., a Nevada corporation

                               /s/ Whitney O. Cluff
                         By_______________________________________

                              Whitney O. Cluff, President

                               /s/ John Papanikolas
                         By _______________________________________

                              John Papanikolas, Secretary/Treasurer

STATE OF UTAH          )
                       : ss.

COUNTY OF SALT LAKE    )

      On the 31st day of October, 2000, personally appeared before me Whitney O. Cluff and John Papanikolas personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer of Corvallis, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Whitney O. Cluff and John Panpanikolas acknowledged to me that said corporation executed the same.

                         /s/ Anita Patterson
                         -------------------------------------------
                         NOTARY PUBLIC

Notary Stamp:
Notary Public
ANITA PATTERSON
525 South 300 East
Salt Lake City, Utah 84111
My Commission Expires
April 1, 2004
State of Utah

                         USAONESTAR.NET, INC., a Texas corporation

                               /s/ Lowell G. Mims
                         By_______________________________________

                             Lowell G. Mims, President

                               /s/ Kelly Turner
                         By _______________________________________

                              Kelly Turner, Secretary/Treasurer

STATE OF UTAH              )
                           : ss.

COUNTY OF SALT LAKE        )

      On the 28th day of November, 2000, personally appeared before me Lowell G. Mims and Kelly Turner personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer of USAOneStar.Net, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Lowell G. Mims and Kelly Turner acknowledged to me that said corporation executed the same.


                         /s/ Anita Patterson
                        --------------------------------
                         NOTARY PUBLIC


Notary Stamp:
Notary Public
ANITA PATTERSON
525 South 300 East
Salt Lake City, Utah 84111
My Commission Expires
April 1, 2004
State of Utah